,,_,, ,· ,r SUB-ADMINISTRATION AGREEMENT THIS SUB-ADMINISTRATION AGREEMENT (this "Agreement") is made as of the 25th day of November, 2008 (the "Effective Date"), by and between Global X Management Company LLC, a Delaware limited liability company (the "GXMC") and SEI Investments Global Funds Services, a statutory trust formed under the laws of the State of Delaware (the "Sub-Administrator"). WHEREAS, the Global X Funds (the "Trust") is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the series (each a "Fund" and collectively, the "Funds") set forth in Schedule I (Funds), as such Schedule I may be amended from time to time, attached hereto; and WHEREAS, GXMC serves as investment adviser and administrator to the Trust, and in such capacity has been authorized to engage third parties to provide certain services to the Trust and the Funds; WHEREAS, GXMC desires that the Sub-Administrator assist GXMC in its capacity as administrator in regard to certain administrative, accounting and compliance services listed on Schedule II (Services) attached hereto with respect to the Trust and the Funds, and WHEREAS, the Sub-Administrator is willing to provide such services on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, GXMC and the Sub-Administrator hereby agree as follows: SECTION 1 DEFINITIONS 1.01 "1940 Act" shall have the meaning given to such term in the preamble of this Agreement. 1.02 "Adviser" means GXMC, acting in its capacity as such, or any other Person acting as the Funds' "investment adviser" within the meaning of the Investment Advisers Act of 1940. 1.03 "Authorized Participant" means an individual or institution that has entered into an Authorized Participant Agreement with the Funds' distributor that is authorized to purchase and redeem Creation Units of a Fund. 1 .04 "Board" means any board of directors, board of trustees, board of managers, managing members, general partners or other Persons having similar responsibilities to any of the foregoing. 1.05 "Confidential Information" shall have the meaning given to such term in Section 11.01 of this Agreement. 1.06 "Conversion" means the processes and activities required to transfer the books and records of the Trust from the Trust, import the Trust's data and files into the Sub Administrator's system and such other processes and activities identified as the responsibility of the Sub-Administrator in accordance with the Conversion Plan. 1.07 "Conversion Plan" shall have the meaning given to such term in Section 2.05 of this Agreement. 1.08 "Creation Unit" means an aggregation of a specified number of Fund shares that is purchased and/or redeemed by an Authorized Participant as described in the Fund's Prospectus and Statement of Additional Information and in accordance with any terms and procedures set forth in the Distributor's AP Handbook and/or related procedures. SEI 94378v5

1.09 "Disclosing Party" shall have the meaning given to such term in Section 11.01 of this Agreement. 1.10 "Fund" shall have the meaning given to such term in the preamble to this Agreement and shall mean an exchange traded fund issued and offered by the Trust that is an investment company legally classified as an open-end company or unit investment trust. 1.11 "Initial Term" shall have the meaning given to such term in Section 9.01 of this Agreement. 1.12 "Interested Party" or "Interested Parties" means the Sub-Administrator, its subsidiaries and its affiliates and each of their respective officers, directors, employees, agents, delegates and associates. 1.13 "Investments" shall mean such cash, securities and all other assets and property of whatsoever nature now owned or subsequently acquired by or for the account of the Trust. 1.14 "Live Date" means the date on which the Trust is converted onto the Sub-Administrator's system and the Sub-Administrator begins calculating the Trust's official net asset values ("NAV"). 1.15 "Organizational Documents" means, as applicable, the articles of incorporation, declaration of trust, certificate of formation, memorandum of association, partnership agreement, bylaws or other similar documentation setting forth the respective rights and obligations of directors, managers and Authorized Participants in the Trust. 1.16 "Person" shall mean any natural person, partnership, estate, association, custodian, nominee, limited liability company, corporation, trust or other legal entity. 1.17 "Receiving Party" shall have the meaning given to such term in Section 11 .01 of this Agreement. 1.18 ''Renewal Term" shall have the meaning given to such term in Section 9.01 of this Agreement. 1.19 "Services" shall have the meaning given to such term in Section 2.01 of this Agreement. 1.20 Unless the context otherwise rrequires and except as otherwise specified in this Agreement, the term the "Trust" shall include, as applicable, a sponsor, general partner, trustee or other Person having similar status or performing similar functions, as the case may be, acting on behalf of the Trust. 1.21 "Trust Data" shall have the meaning given to such term in Section 2.04 of this Agreement. 1.22 "Trust Materials" means any prospectus, registration statement, statement of additional information, proxy solicitation and tender offer materials, annual or other periodic report of the Trust or any advertising, marketing, shareholder communication, or promotional material generated by the Trust or its Adviser from time to time, as appropriate, including all amendments or supplements thereto. SEI 94378v5 2

SECTION 2 APPOINTMENT AND CONTROL 2.01 Services. GXMC hereby appoints the Sub-Administrator to provide certain administrative, accounting and compliance services with respect to the Trust, including the services set forth in Schedule II (Services). which may be amended from time to time in writing by the parties ("Services"). The Sub-Administrator accepts such appointment and agrees to furnish such Services. In performing its duties under this Agreement, the Sub-Administrator will act in all material respects in accordance with the Organizational Documents and Trust Materials as they may be amended (to the extent that copies of such documents are delivered to the Sub-Administrator). 2.02 Authority. Each of the activities engaged in under the provisions of this Agreement by the Sub-Administrator shall be subject to the overall direction and control of GXMC or any Person authorized to act on GXMC's behalf; provided, however, that the Sub Administrator shall have the general authority to do all acts deemed in the Sub Administrator's good faith belief to be necessary and proper to perform its obligations under this Agreement. In performing its duties hereunder, the Sub-Administrator shall observe and generally comply with the Trust Materials, all applicable resolutions and/or directives of the Board of which it has notice, and applicable laws which may from time to time apply to the Services rendered by the Sub-Administrator. The Sub-Administrator (i) shall not have or be required to have any authority to supervise the investment or reinvestment of the Creation Units, underlying securities or other properties which comprise the assets of the Trust and (ii) shall not provide any investment advisory services to the Trust, and shall have no liability related to the foregoing. 2.03 Third Parties; Affiliates. The Sub-Administrator may delegate to, or sub-contract with, third parties or affiliates administrative or other functions it deems necessary to perform its obligations under this Agreement; provided, however, all fees and expenses incurred in any delegation or sub-contract shall be paid by the Sub-Administrator and the Sub Administrator shall remain responsible to GXMC for the acts and omissions of such other entities as if such acts or omissions were the acts or omissions of the Sub-Administrator. GXMC acknowledges that during the term of this Agreement, the services to be performed by the Sub-Administrator may be completed by one or more of the Sub Administrator's affiliates or third parties located in or outside of the United States of America. 2.04 Trust Data. GXMC shall be solely responsible for the accuracy, completeness, and timeliness of all data and other information provided to the Sub-Administrator pursuant to this Agreement (including, without limitation, (i) prices, (ii) sufficient transaction supporting documentation, (iii) detailed accounting methodologies with respect to the Trust's Investments as approved by the Trust's auditors, (iv) the terms of any agreement between the Trust and an investor or Authorized Participant regarding any special fee or specific fee arrangement or access to portfolio information that may impact or affect the Services, and (v} trade and settlement information from prime brokers and custodians) (collectively, "Data"). All Data shall be provided to the Sub-Administrator on a timely basis and in a format and medium reasonably requested by the Sub-Administrator from time to time. GXMC shall have an ongoing obligation to promptly update all Data so that such information remains complete and accurate. All Data shall be prepared and maintained in accordance with applicable law, Trust Materials and generally acceptable accounting principles. The Sub-Administrator shall be entitled to rely on all the Data and shall have no liability for any loss, damage or expense incurred by the Trust or any other Person to the extent that such loss, damage or expense arises out of or is related to the Data that is not timely, current, complete and accurate. SEI 94378v5 3

2.05 Conversion Plan. Promptly following the Effective Date, the parties shall mutually agree upon a written project plan ("Conversion Plan") that sets forth the respective roles and responsibilities of each of the parties in connection with the Conversion of the Trust onto the Sub-Administrator's system. SECTION 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ADMINISTRATOR 3.01 GXMC represents and warrants that: 3.01.01. it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms. 3.01.02. it is not a party to any, and there are no. pending or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or inquiries (collectively, "Actions") of any nature against it or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition. There is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets. 3.01 .03. it is not in default under any statutory obligations whatsoever (including the payment of any tax) which materially and adversely affects, or is likely to materially and adversely affect, its business or financial condition. 3.01 .04. it has obtained, on behalf of the Trust, all consents and given all notices (regulatory or otherwise), made all required regulatory filings and is in compliance with all applicable laws and regulations. 3.01 .05. it has secured, on behalf of the Trust, a custodian and principal underwriter and will provide additional information regarding such service providers upon request. 3.01.06. it has not hired any prior sub-administrator to provide services on behalf of the Trust and the Trust has not hired any administrator other than the Administrator. 3.02 GXMC covenants and agrees that: 3.02.01. SEI 94378v5 it will furnish the Sub-Administrator from time to time with complete copies, authenticated or certified, of each of the following: (a) Copies of the following documents: (1) Copies of the Trust's current Organizational Documents and of any amendments thereto, certified by the proper official of the state in which such document has been filed; and 4

(2) Copies of resolutions of the Board covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct the Sub-Administrator. (b) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct the Sub-Administrator in all matters. (c) Copies of all Trust Materials, including the current prospectus and statement of additional information for the Trust. (d) A list of all issuers the Trust is restricted from purchasing. (e) A list of all issuers and or indices that any Fund in the Trust will invest in and/or track. (f) A list of all affiliated persons (as such term is defined in the 1940 Act) of the Trust that are broker-dealers. (g) The identity of the Trust's auditors along with contact information. (h) The expense budget for each Fund for the current fiscal year. (i) A list of contact persons (primary, backup and secondary backup) of the Trust's Adviser and, if applicable, sub-adviser, who can be reached until 6:30 p.m. ET with respect to valuation matters. U) Copies of all the Trust Data reasonably requested by the Sub Administrator or necessary for the Sub-Administrator to perform its obligations pursuant to this Agreement. GXMC shall promptly provide the Sub-Administrator with written notice of any updates of or changes to any of the foregoing documents or information, including an updated written copy of such document or information. Until the Sub-Administrator receives such updated information or document, the Sub Administrator shall have no obligation to implement or rely upon such updated information or document. 3.02.02. it shall timely perform or oversee the performance of all obligations identified in this Agreement, including, without limitation, providing the Sub Administrator with all the Data and Organizational Documents reasonably requested by the Sub-Administrator; 3.02.03. it will promptly notify the Sub-Administrator of any matter which could materially affect the Sub-Administrator's performance of its duties and obligations under this Agreement, including any amendment to the documents referenced in Section 3.02.01 above; 3.02.04. it will comply in all material respects with all applicable requirements of and will use best efforts to ensure the Trust complies in all material respects with all applicable requirements of the Investment Advisers Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; SEI 94378v5 5

3.02.05. it shall be solely responsible for the Trust's compliance with applicable investment policies, Trust Materials, and any laws and regulations governing the manner in which the Trust's assets may be invested, and shall be solely responsible for any losses attributable to non-compliance with Trust Materials, and applicable policies, laws and regulations governing the Trust, its activities or its owni duties, actions or omissions; 3.02.06. it shall promptly review the PLF file and confirm that it is complete and accurate within the timeline agreed with the Sub-Administrator; and 3.02.07. it will promptly notify the Sub-Administrator of updates to its representations and warranties hereunder. SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE SUB-ADMINISTRATOR 4.01 The Sub-Administrator represents and warrants that: 4.01 .01. it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms. 4.01 .02. it is not a party to any, and there are no, pending or threatened Actions of any nature against it or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition. There is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets. 4.01.03. it is not in default under any statutory obligations whatsoever (including the payment of any tax) which materially and adversely affects, or is likely to materially and adversely affect, its business or financial condition. SECTION 5 LIMITATION OF LIABILITY AND INDEMNIFICATION 5.01 THE DUTIES OF THE SUB-ADMINISTRATOR SHALL BE CONFINED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND NO IMPLIED DUTIES ARE ASSUMED BY OR MAY BE ASSERTED AGAINST THE SUB-ADMINISTRATOR. EXCEPT TO THE EXTENT ARISING OUT OF THE ADMINISTRATOR'S FRAUD OR CRIMINAL MISCONDUCT WHEN PROVIDING THE SERVICES, THE ADMINISTRATOR'S LIABILITY TO THE FUND FOR DIRECT DAMAGES WILL BE LIMITED TO MONETARY DAMAGES NOT TO EXCEED THE AMOUNT OF FEES PAID HEREUNDER DURING THE THREE MONTHS IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE FIRST SUCH CLAIM TO OCCUR. For the avoidance of doubt, the Sub-Administrator shall not be responsible for any breach in the performance of its obligations under this Agreement due to (i) the failure or delay of GXMC to perform its obligations under this Agreement or (ii) the Sub-Administrator's reliance on the Data. Each party shall have the duty to mitigate its damages for which another party may become responsible. As used in this Section 5, the term "Sub-Administrator" shall include the officers, directors. employees, affiliates and agents of the Sub-Administrator as well as that entity itself. NOTWITHSTANDING ANY OTHER PROVISION OF THIS SEI 94378v5 6

AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE SUB ADMINISTRATOR BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR OTHER NON-DIRECT DAMAGES OF ANY KIND WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, OR ANY OTHER THEORY AND REGARDLESS OF WHETHER THE FUND IS ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES. 5.02 NOTWITHSTANDING ANY OTHER PROVISION OF TH.IS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL A PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY OR A THIRD PARTY FOR LOST PROFITS OR REVENUES OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR OTHER NON-DIRECT DAMAGES OF ANY KIND WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, OR ANY OTHER THEORY AND REGARDLESS OF WHETHER THE OTHER PARTY IS ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES. 5.03 The Sub-Administrator may, from time to time, provide to GXMC services and products ("Special Third Party Services") from external third party sources that are telecommunication carriers, Pricing Sources, data feed providers or other similar service providers ("Special Third Party Vendors"). GXMC acknowledges and agrees that the Special Third Party Services are confidential and proprietary trade secrets of the Special Third Party Vendors. Accordingly, GXMC shall honor requests by the Sub-Administrator and the Special Third Party Vendors to protect their proprietary rights in their data, information and property including requests that GXMC place copyright notices or other proprietary legends on printed matter, print outs, tapes, disks, film or any other medium of dissemination. GXMC further acknowledges and agrees that all Special Third Party Services are provided on an "AS IIS WITH ALL FAULTS" basis solely for GXMC's internal use in connection with the receipt of the Services. GXMC may use Special Third Party Services as normally required on view-only screens and hard copy statements, reports and other documents necessary to support such the Trust's investors, however GXMC shall not distribute any Special Third Party Services to other third parties. THE SPECIAL THIRD PARTY VENDORS AND THE SUB-ADMINISTRATOR MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, OR ANY OTHER MATTER WITH RESPECT TO ANY OF THE SPECIAL THIRD PARTY SERVICES. NEITHER THE SUB-ADMINISTRATOR NOR THE SPECIAL THIRD PARTY VENDORS SHALL BE LIABLE FOR ANY DAMAGES SUFFERED BY THE ADMINISTRATOR IN THE USE OF ANY OF THE SPECIAL THIRD PARTY SERVICES, INCLUDING, WITHOUT LIMITATION, LIABILITY FOR ANY INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES. 5.04 GXMC shall indemnify and hold harmless the Sub-Administrator from and against and the Sub-Administrator shall have no liability in connection with any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of: (i) any act or omission of the Sub-Administrator in carrying out its duties hereunder or as a result of the Sub-Administrator's reliance upon any instructions, notice or instrument that the Sub-Administrator believes is genuine and signed or presented by an authorized Person; provided that this indemnification shall not apply if any such loss, damage or expense is caused by or arises from the Sub-Administrator's bad faith, willful malfeasance or fraud in the performance of the Services; (ii) any breach by GXMC of any representation, warranty or agreement contained in this Agreement; (ii) any act or omission of GXMC, prior to the Effective Date, a Special Third Party Vendor, GXMC's other service providers (such as custodians, prime brokers, transfer agents and sub advisers); (iii) any pricing error caused by the failure of GXMC to provide a trade ticket or SEI 94378v5 7 for incorrect information included in any trade ticket; or (iv) any act or omission of the Sub-Administrator as a result of the Sub-Administrator's compliance with any applicable regulations. 5.05 The Sub-Administrator may apply to GXMC or, upon notice to GXMC, to the Trust or any Person acting on the Trust's behalf at any time for instructions and may consult counsel for the Trust or GXMC or with accountants, counsel and other experts with respect to any matter arising in connection with the Sub-Administrator's duties hereunder, and the Sub Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the advice of counsel, accountants or other experts. The Sub-Administrator shall not be liable for actions taken pursuant to any document which it reasonably believes to be genuine and to have been signed by the proper Person or Persons. The Sub-Administrator shall not be held to have notice of any change of authority of any officer, employee or agent of the Trust until receipt of written notice thereof. To the extent that the Sub-Administrator consults with GXMC or the Trust's counsel pursuant to this provision, any such expense shall be paid by GXMC. 5.06 The Sub-Administrator shall have no liability for its reliance on the Data or the performance or omissions of unaffiliated third parties such as, by way of example and not limitation, transfer agents, sub-transfer agents, custodians, prime brokers, placement agents, third party marketers, asset data service providers, Advisers (including, without limitation, the sponsor) or sub-advisers, current or former third party service providers, Pricing Sources (as defined herein), software providers, printers, postal or delivery services, telecommunications providers and processing and settlement services. The Sub-Administrator may rely on and shall have no duty to investigate or confirm the accuracy or adequacy of any information provided by any of the foregoing third parties. 5.07 The Sub-Administrator shall have no obligations with respect to any laws relating to the distribution, purchase or sale of Creation Units or underlying securities. 5.08 The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation or Action with respect to which indemnification hereunder may ultimately be merited. If in any case GXMC is asked to indemnify or hold the Sub-Administrator harmless, the Sub Administrator shall promptly advise GXMC of the pertinent facts concerning the situation in question, and the Sub-Administrator will use all reasonable care to identify and notify GXMC promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder. 5.09 GXMC shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If GXMC elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by GXMC and satisfactory to the Sub-Administrator, whose approval shall not be unreasonably withheld. In the event that GXMC elects to assume the defense of any suit and retain counsel, the Sub-Administrator shall bear the fees and expenses of any additional counsel retained by it. If GXMC does not elect to assume the defense of a suit, it will reimburse the Sub-Administrator for the fees and expenses of any counsel retained by the Sub-Administrator. None of the parties hereto shall settle or compromise any action, suit, proceeding or claim if such settlement or compromise provides for an admission of liability on the part of the indemnified party without such indemnified party's written consent. 5.10 The provisions of this Section 5 shall survive the termination of this Agreement. SEI 94378v5 8

SECTION 6 VALUATION Pursuant to Schedule II to this Agreement, the Sub-Administrator will calculate each Fund's NAV. The Sub-Administrator is entitled to rely on the price and value information (hereinafter "Valuation Information") provided by brokers and custodians, investment advisers (including, without limitation, the sponsor) to an underlying fund in which the Trust invests, if applicable, or any third-party pricing services selected by the Sub-Administrator, or GXMC (collectively hereinafter referred to as the "Pricing Sources") in order to calculate the Trust's aggregate NAV (and the value of Authorized Participants' capital accounts based upon such valuation). The Sub-Administrator shall have no obligation to obtain Valuation Information from any sources other than the Pricing Sources. In the event that a Pricing Source does not provide a timely value for an underlying fund, the Sub-Administrator shall have no liability and shall be indemnified by GXMC in connection with such action. The Sub-Administrator shall have no liability or responsibility for the accuracy of the Valuation Information provided by a Pricing Source or the delegate of a Pricing Source. GXMC shall not use Valuation Information for any purpose other than in connection with the Services and in accordance with the provisions of this Agreement. SECTION 7 ALLOCATION OF CHARGES AND EXPENSES 7 .01 The Sub-Administrator. The Sub-Administrator shall furnish at its own expense the personnel necessary to perform its obligations under this Agreement. 7.02 Portfolio Expenses. GXMC assumes and shall pay or cause to be paid all expenses of the Trust (including any Fund) not otherwise allocated in this Agreement, including, without limitation, (i) expenses of all audits by Trust's independent public accountants; (ii) expenses of the Trust's transfer agent, registrar, dividend disbursing agent, securities lending agent, and shareholder recordkeeping services; (iii) expenses of the Trust's custodial services, including any recordkeeping services provided by the custodian; (iv) expenses of obtaining quotations for calculating the value of each Fund's net assets; (v) expenses of obtaining Portfolio Activity Reports for each Fund; (vi) expenses of maintaining the Trust's tax records; (vii) costs and/or fees; including legal fees, incident to meetings of the Trust's shareholders, the preparation, printing and distribution of Fund product descriptions (unless such expenses are paid for pursuant to Rule 12b-1 distribution plan or related agreement), notices and proxy statements and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the expenses of issuing, redeeming, registering and qualifying for sale, shares with federal and state securities authorities; (viii) the Trust's ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Delaware business trust registered as an open-end management investment company or fees that arise in the ordinary course of business in connection with listing shares of any Fund on a securities exchange; (ix) costs of printing certificates (if any) representing shares of the Trust; (x) the pro rata portion of the Trust's fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums; and (xi) association membership dues; GXMC shall reimburse the Sub-Administrator for its reasonable out-of-pocket expenses, including all reasonable charges for SAS 70 audit charges, printing, financial reporting software/typesetting fees, copying, postage, telephone, fax charges and custom programming or system modifications required to provide reports or services requested by GXMC incurred by the Sub-Administrator in the performance of its duties. SECTION 8 COMPENSATION SEI 94378v5. GXMC shall pay to the Sub-Administrator compensation for the services performed and the facilities and personnel provided by the Sub-Administrator pursuant to this Agreement, the 9 fees set forth in the written fee schedule annexed hereto as Schedule Ill (Fees) and incorporated herein. GXMC shall have no right of set-off. The fees set forth herein are determined based on the investment strategy of the Trust as of the Effective Date. Any change to the investment strategy to the Trust may give rise to an adjustment to the fees set forth in this Agreement. In the event of a change in the investment strategy of the Trust, the parties shall negotiate any adjustment to the fees payable hereunder in good faith. GXMC shall pay the Sub-Administrator's fees monthly in U.S. Dollars, unless otherwise agreed to by the parties. The Sub-Administrator is hereby authorized to, and may, at its option, automatically debit its fees due from GXMC account(s) for which it is an authorized party. GXMC shall pay the foregoing fees despite the existence of any dispute among the parties. If this Agreement becomes effective subsequent to the first day of any calendar month or terminates before the last day of any calendar month, the Sub-Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in Schedule Ill (Fees). GXMC agrees to pay interest on all amounts past due in an amount equal to the lesser of the maximum amount permitted by applicable law or one and one-half percent (1 ½%)times the amount past due multiplied by the number of whole or partial months from the date on which such amount was first due up to and including the day on which payment is received by the Sub Administrator. SECTION 9 DURATION AND TERMINATION 9.01 Term and Renewal. This Agreement shall become effective as of the Effective Date and shall remain in effect for a period of three years from and after the Live Date (the "Initial Term"), and thereafter shall automatically renew for successive one year terms (each such period, a "Renewal Term") unless terminated by any party giving written notice of non-renewal at least one hundred eighty (180) days prior to the last day of the then current term to each other party hereto. 9.02 Termination for Cause. 9.02.01. This Agreement may be terminated by any party giving prior notice in writing to the other parties if at anytime the other party or parties have been first (i) notified in writing that such party shall have materially failed to perform its duties and obligations under this Agreement (such notice shall be of the specific asserted material breach) ("Breach Notice") and (ii) the party receiving the Breach Notice shall not have remedied the noticed fai lure within sixty (60) days after receipt of the Breach Notice requiring it to be remedied. 9.02.02. This Agreement may be terminated by any party giving one hundred eighty (180) days prior notice in writing to the other parties prior to the "liquidation" of the Trust. For purposes of this paragraph, the term "liquidation" shall mean a transaction in which all the assets of the Trust are sold or otherwise disposed of and proceeds there from are distributed in cash or in kind to the Authorized Participants in complete liquidation of the interests of such Authorized Participants in the Trust. A termination pursuant to this Section 9.02.02 shall be effective as of the date of such liquidation. Notwithstanding the foregoing, the right to terminate set forth in this Section 9.02.02 shall not relieve GXMC of its obligation to pay the fees set forth on Schedule Ill (Fees) for the remainder of the given one hundred eighty (180) day period set forth in this Section 9.02.02, which amount shall be payable prior to the effective date of such liquidation. In the case of a liquidation of a Fund, the Sub Administrator agrees to negotiate in good faith a separate agreement pursuant to which the Sub~Administrator shall perform certain agreed upon administrative services, consistent with the services provided under this SEI 94378v5 10

Agreement, that are necessary or appropriate for the winding up of such Fund's affairs notwithstanding the termination of this Agreement with respect to such Fund. 9.02.03. If the Sub-Administrator is unable to successfully convert the Trust or any Fund to its operational environment within a reasonable period of time following the Effective Date (or such later date on which an additional Fund is added to this Agreement) due to untimely, inaccurate or incomplete the Trust Data, the Sub-Administrator shall have the right to terminate this Agreement, in its entirety or solely with respect to such Fund, upon written notice and such termination shall be effective upon the date set forth in such notice. 9.03 Effect of Termination. 9.03.01. The termination of this Agreement shall be without prejudice to any rights that may have accrued hereunder to any party hereto prior to such termination. 9.03.02. After termination of this Agreement and upon payment of all accrued fees, reimbursable expenses and other moneys owed to the Sub-Administrator, the Sub-Administrator shall deliver to GXMC, or as GXMC shall direct, all books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to the Trust in the possession of or under the control of the Sub-Administrator or any of its agents or delegates. 9.03.03. In the event any and all accrued fees, reasonable reimbursable expenses and other moneys owed to the Sub-Administrator hereunder remain unpaid in whole or in part for more than thirty days past due, the Sub-Administrator, without further notice, may take any and all actions it deems necessary to collect such amounts due, and any and all of its collection expenses, reasonable costs and fees shall be paid by GXMC, including, without limitation, administrative costs, reasonable attorneys fees, court costs, collection agencies or agents and interest. 9.03.04. Notwithstanding the foregoing, in the event this Agreement is terminated and for any reason the Sub-Administrator, with the written consent of GXMC, in fact continues to perform any one or more of the services contemplated by this Agreement, the pertinent provisions of this Agreement, including without limitation, the provisions dealing with payment of fees and indemnification shall continue in full force and effect. The Sub-Administrator shall be entitled to collect from GXMC, in addition to the compensation described in Schedule Ill (Fees). the amount of all of the Sub-Administrator's expenses in connection with the Sub-Administrator's activities following such termination, including without limitation, the delivery to GXMC and/or its designees of the Trust's property, records, instruments and documents. SECTION 10 CONFLICTS OF INTEREST 10.01 Non-Exclusive. The services of the Sub-Administrator rendered to GXMC are not deemed to be exclusive. The Sub-Administrator is free to render such services to others. The Sub-Administrator shall not be deemed to be affected by notice of, or to be under any duty to disclose to GXMC or Person acting on GXMC's behalf, information which has come into its possession or the possession of an Interested Party in the course of or in connection with providing administrative or other services to any other person or in any SEl94378v5 11 manner whatsoever other than in the course of carrying out its duties pursuant to this Agreement. 10.02 Rights of Interested Parties. Subject to applicable law. nothing herein contained shall prevent: 10.02.01. an Interested Party from buying, holding, disposing of or otherwise dealing in any shares or Creation Units for its own account or the account of any of its customers or from receiving remuneration in connection therewith. with the same rights which it would have had if the Sub-Administrator were not a party to this Agreement; provided, however, that the prices quoted by the Sub-Administrator are no more favorable to the Interested Party than to a similarly situated investor in or redeeming holder of shares or Creation Units; 10.02.02. an Interested Party from buying, holding, disposing of or otherwise dealing in any securities or other investments for its own account or for the account of any of its customers and receiving remuneration in connection therewith, notwithstanding that the same or similar securities or other investments may be held by or for the account of the Trust; 10.02.03. an Interested Party from receiving any commission or other remuneration which it may negotiate in connection with any sale or purchase of shares or Creation Units or Investments effected by it for the account of the Trust; provided, however, that the amount of such commission or other remuneration is negotiated at arm's length; and 10.02.04. an Interested Party from contracting or entering into any financial, banking or other transaction with the Trust or from being interested in any such contract or transaction; provided, however, that the terms of such transaction are negotiated at arm's length. SECTION 11 CONFIDENTIALITY 11.01 Confidential Information. The Sub-Administrator and GXMC (in such capacity, the "Receiving Party") acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the Sub-Administrator and GXMC (in such capacity, the "Disclosing Party") in connection with this Agreement. The Receiving Party shall not disclose or disseminate the Disclosing Party's Confidential Information to any Person other than those employees, agents, contractors, subcontractors and licensees of the Receiving Party, or with respect to the Sub-Administrator as a Receiving Party, to those employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement. In addition, the Receiving Party (a) shall take all reasonable steps to prevent unauthorized access to the Disclosing Party's Confidential Information, and (b) shall not use the Disclosing Party's Confidential Information, or authorize other Persons to use the Disclosing Party's Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, "reasonable steps" means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care. SEI 94378v5 The term "Confidential Information," as used herein, shall mean all business strategies, plans and procedures, proprietary information, methodologies, data and trade secrets, and other confidential information and materials (including, without limitation, any non-public 12 personal information as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement. 11.02 Exclusions. The provisions of this Section 11 respecting Confidential Information shall not apply to the extent, but only to the extent, that such Confidential Information: (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party; (b) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; ( c) is or becomes publicly available through no wrongful act of the ~eceiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure). 11 .03 Permitted Disclosure. The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party's obligations of confidentiality and non-use under this Section 11, and shall be responsible for ensuring compliance by its and its affiliates' employees, agents, contractors, subcontractors and licensees with such obligations. In addition, the Receiving Party shall require all Persons that are provided access to the Disclosing Party's Confidential Information, other than the Receiving Party's accountants and legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this Section 11. The Receiving Party shall promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party's Confidential Information by such Persons. 11.04 Effect of Termination. Upon the Disclosing Party's written request following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party's Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Sub-Administrator shall have no obligation to return or destroy Confidential Information of the Trust that resides in save tapes of Sub-Administrator; provided, however, that in either case all such Confidential Information retained by the Receiving Party shall remain subject to the provisions of Section 11 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party shall certify in writing its compliance with the provisions of this paragraph. SECTION 12 MISCELLANEOUS PROVISIONS 12.01 Internet Access. Data and information may be made electronically accessible to the Trust, GXMC, the Adviser and/or sub-adviser(s) and its investors or Authorized Participants through Internet access to one or more web sites provided by the Sub Administrator ("Web Access"). As between the Trust, GXMC and Sub-Administrator, the Sub-Administrator shall own all right, title and interest to such Web Access. including, without limitation, all content, software, interfaces, documentation, data, trade secrets, SEl94378v5 13 design concepts, "look and feel" attributes, enhancements, improvements, ideas and inventions and all intellectual property rights inherent in any of the foregoing or appurtenant thereto including all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, the "Proprietary Information"). Each of the Trust and GXMC recognizes that the Proprietary Information is of substantial value to the Sub Administrator and shall not use or disclose the Proprietary Information except as specifically authorized in writing by the Sub-Administrator. Use of the Web Access by each of the Trust and GXMC or their agents or investors will be subject to any additional terms of use set forth on the web site. All Web Access and the information (including text, graphics and functionality) on the web sites related to such Web Access is presented "As Is" and "As Available" without express or implied warranties including, but not limited to, implied warranties of non-infringement, merchantability and fitness for a particular purpose. The Sub-Administrator neither warrants that the Web Access will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Access. 12.02 Independent Contractor. In making, and performing under, this Agreement, the Sub Administrator shall be deemed to be acting as an independent contractor of GXMC and neither the Sub-Administrator nor its employees shall be deemed an agent, affiliate, legal representative, joint venture or partner of GXMC. No party is authorized to bind any other party to any obligation, affirmation or commitment with respect to any other Person. 12.03 Assignment; Binding Effect. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that either party may assign, delegate or transfer, by operation of law or otherwise, all or any portion of its rights under this Agreement to an affiliate, provided that such affiliate agrees in advance and in writing to be bound by the terms, conditions and provisions of this Agreement. Subject to the foregoing, all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party's successors and permitted assigns. Any assignment, delegation, or transfer in violation of this provision shall be void and without legal effect. 12.04 Agreement for Sole Benefit of the Sub-Administrator and GXMC. This Agreement is for the sole and exclusive benefit of the Sub-Administrator and GXMC and will not be deemed to be for the direct or indirect benefit of the clients or customers of the Sub Administrator or GXMC. The clients or customers of the Sub-Administrator or GXMC will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Sub-Administrator by reason of this Agreement and each party hereto agrees to indemnify and hold harmless the other party from any claims of its clients or customers against the other party including any attendant expenses and attorneys' fees, based on this Agreement or the services provided hereunder. 12.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control. 12.06 Equitable Relief. Each party agrees that any other party's violation of the provisions of Section 11 (Confidentiality) may cause immediate and irreparable harm to the other party for which money damages may not constitute an adequate remedy at law. Therefore, the parties agree that, in the event either party breaches or threatens to breach said provision or covenant, the other party shall have the right to seek, in any court of SE194378v5 14 competent jurisdiction, an injunction to restrain said breach or threatened breach, without posting any bond or other security. 12.07 Dispute Resolution. Whenever either party desires to institute legal proceedings against the other concerning this Agreement, it shall provide written notice to that effect to such other party. The party providing such notice shall refrain from instituting said legal proceedings for a period of thirty days following the date of provision of such notice. During such period, the parties shall attempt in good faith to amicably resolve their dispute by negotiation among their executive officers. This Section 12.07 shall not prohibit either party from seeking, at any time, equitable relief as permitted under Section 12.06. 12.08 Notice. All notices provided for or permitted under this Agreement (except for correspondence between the parties related to operations in the ordinary course) shall be deemed effective upon receipt, and shall be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below, or at such other address of such party specified in the opening paragraph of this Agreement. Notices to the Sub Administrator shall be sent to the attention of: General Counsel, SEI Investments Global Trusts Services, One Freedom Valley Drive, Oaks, Pennsylvania 19456, with a copy, given in the manner prescribed above, to the Trust's current relationship manager. Notices to the Trust and GXMC shall be sent to the persons specified in Schedule IV {Notice Instruction Form). 12.09 Entire Agreement: Amendments. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals, agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by an authorized representative of each of the parties. 12.10 Severability. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of con,petent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement shall be enforceable as so modified. 12.11 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement. 12.12 Anti-Money Laundering Laws. In connection with performing the Services set forth herein, the Sub-Administrator may provide information that GXMC may rely upon in connection with the Trust's compliance with applicable laws, policies and regulations aimed at the prevention and detection of money laundering and/or terrorism activities SE194378v5 15

(hereinafter, the "Regulations"). GXMC and the Sub-Administrator agree that GXMC shall be responsible for its compliance with all such Regulations. It shall be a condition precedent to providing Services to GXMC under this Agreement and the Sub Administrator shall have no liability for non-performance of its obligations under this Agreement unless it is satisfied, in its absolute discretion, that it has sufficient and appropriate information and material to discharge its obligations under the Regulations, and that the performance of such obligations will not violate any Regulations applicable to it. Without in any way limiting the foregoing, GXMC acknowledges that the Sub Administrator is authorized to return an Authorized Participant's Investment in any Fund and take any action necessary to restrict repayment of redemption proceeds to the extent necessary to comply with its obligations pursuant to the Regulations. 12.13 Force Majeure. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party. 12.14 Equipment Failures. In the event of equipment failures beyond the Sub-Administrator's control, the Sub-Administrator shall take reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto. The Sub Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. 12.15 Non-Solicitation. During the term of this Agreement and for a period of one year thereafter, GXMC shall not solicit, make an offer of employment to, or enter into a consulting relationship with, any person who was an employee of the Sub-Administrator during the term of this Agreement. If GXMC breaches this provision, GXMC shall pay to the Sub-Administrator liquidated damages equal to 100% of the most recent twelve month salary of the Sub-Administrator's former employee together with all legal fees reasonably incurred by the Sub-Administrator in enforcing this provision. The foregoing restriction on solicitation does not apply to unsolicited applications for jobs, responses to public advertisements or candidates submitted by recruiting firms, provided that such firms have not been contacted to circumvent the spirit and intention of this Section 12.15. 12.16 Headings. All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. 12.17 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties. 12.18 Publicity. Except to the extent required by applicable Law, neither the Sub-Administrator nor GXMC shall issue or initiate any press release arising out of or in connection with this Agreement or the Services rendered hereunder; provided, however, that if no special SE! 94378v5 16

SEI 94378v5 prominence is given or particular reference made to GXMC over other clients, nothing herein shall prevent the Sub-Administrator from (i) placing GXMC on the Sub Administrator's client list(s) (and sharing such list(s) with current or potential clients of the Sub-Administrator); (ii) using GXMC as reference; or (iii) otherwise orally disclosing that GXMC is a client of the Sub-Administrator at presentations, conferences or other similar meetings. If the Sub-Administrator desires to engage in any type of publicity other than as set forth in subsections (i) through (iii) above or if GXMC desires to engage in any type of publicity, the party desiring to engage in such publicity shall obtain the prior written consent of the other party hereto, such consent not to be unreasonably withheld, delayed or conditioned. [The remainder of this page has intentionally been left blank.] 17

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date. SEI INVESTMENTS GLOBAL FUNDS SERVICES GLOBAL X MANAGEMENT COMPANY LLC By: -_c.~;:::::::::::=~~~;,::;::~- Name: By ~QM u fr'-= Name: runo del Arna Title: Title: CEO SEI 94378v5 18

Global X FTSE Colombia 20 ETF Global X FTSE Peru 20 ETF Global X FTSE Egypt 30 ETF Global X FTSE Philippines 30 ETF Global X FTSE Argentina 20 ETF Global X FTSE Nordic 30 ETF SEI 94378v5 SCHEDULE I Funds 19

SCHEDULE II Services 1) Maintain the Trust's accounting books and records; 2) Obtain underlying security valuations from appropriate sources consistent with the Sub Administrator's pricing and valuation policies, and calculate net asset value of each Fund in accordance with the valuation procedures and policies adopted from time to time by the Sub Administrator and oversee the publication of the daily net asset value of each Fund; 3) Receive PLF files from Adviser and, subject to final approval of such file by Adviser, send PLF files to custodian in appropriate format; 4) Compute yields, total return, expense ratios, portfolio turnover rate and average dollar-weighted portfolio maturity, as appropriate; 5) Track and validate income and expense accruals, analyze and modify expense accrual changes periodically, and process expense disbursements to vendors and service providers; 6) Perform cash processing such as recording paid-in capital activity, perform necessary reconciliations with the transfer agent and the custodian, and provide cash availability data to the adviser, if requested; 7) Calculate required ordinary income and capital gains distributions, coordinate estimated cash payments, and perform necessary reconciliations with the transfer agent; 8) Provide standardized performance reporting data to the Trust and its Adviser; 9) Provide performance, financial and expense information for registration statements and proxies; 10) Communicate net asset value, yield , total return or other financial data to appropriate third party reporting agencies, and assist in resolution of errors reported by such third party agencies; 11) Update accounting system to reflect rate changes, as received from a Fund's Adviser, sub adviser or respective designee, on variable interest rate instruments; 12) Accrue and arrange for payment of the expenses of each Fund according to instructions received from the Trust's treasurer or other authorized representative (including officers of the Trust's Adviser); 13) Determine the outstanding receivables and payables for all (1) security trades, (2) portfolio share transactions and (3) income and expense accounts in accordance with the budgets provided by the Trust or its Adviser; 14) Prepare the Trust's financial statements for review by fund management and independent auditors, manage annual and semi-annual report preparation process, prepare Forms N-SAR, N O, N-CSR and 24f-2, provide fund performance data for annual report, coordinate printing and delivery of annual and semi-annual reports to shareholders, and file Forms N-SAR, N-Q, N-CSR and 24f-2 and annual/semi-annual reports via EDGAR; 15) Monitor each Fund's compliance with the requirements of Subchapter M of the Internal Revenue Code with respect to status as a regulated investment company; SEI 94378v5 20

16) Prepare and file federal and state tax returns for the Trust other than those required to be prepared and filed by the Trust's transfer agent or custodian; 17) Provide data for year-end 1099's and supplemental tax letters; 18) Provide such fund accounting and financial reports in connection with quarterly meetings of the Board as the Board may reasonably request; 19) Manage the Trust's proxy solicitation process, including evaluating proxy distribution channels, coordinating with outside service provider to distribute proxies, track shareholder responses and tabulate voting results, and managing the proxy solicitation vendor if necessary; 20) Provide individuals to serve as ministerial officers of the Trust, as requested; 21) Provide principal accounting officer for purposes of Sarbanes-Oxley (if requested); 22) Coordinate with the Trust's counsel on filing of the Trust's registration statements and proxy statements, and coordinate printing and delivery of the Trust's prospectuses and proxy statements; 23) Provide consultation to the Trust on regulatory matters relating to the operation of the Trust as requested and coordinate with the Trust's legal counsel regarding such matters; 24) Assist legal counsel to the Trust in the development of policies and procedures relating to the operation of the Trust; 25) Act as liaison to legal counsel to the Trust and, where applicable, to legal counsel to the Trust's independent trustees: 26) Coordinate with the Trust counsel in the preparation, review and execution of contracts between the Trust and third parties, such as the Trust's Adviser, transfer agent, and custodian, and record keepers or shareholder service providers; 27) Assist the Trust in handling and responding to routine regulatory examinations with respect to records retained or services provided by the Sub-Administrator, and coordinate with the Trust's legal counsel in responding to any non-routine regulatory matters with respect to such matters; 28) Provide consulting with respect to the ongoing design, development and operation of the Trust, including new Funds and/or load structures and financing, as well as changes to investment objectives and polices for existing Funds; 29) Manage the preparation for and conducting of Board meetings by (i) coordinating Board book production and distribution process, (ii) subject to review and approval by the Trust and its counsel, preparing meeting agendas, (iii) preparing the relevant sections of the Board materials required to be prepared by the Sub-Administrator, (iv) assisting to gather and coordinate special materials related to annual contract renewals and approval of rule 12b-1 for and as directed by the trustees or the Trust counsel, (v) attending Board meetings, and (vi) performing such other Board meeting functions as shall be agreed by the parties in writing (in this regard, the Trust shall provide the Sub-Administrator with notice of regular meetings at least six (6) weeks before such meeting and as soon as practicable before any special meeting of the Board); 30) Cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the Trust's independent public accountants in connection with the preparation of any audit or report requested by the Trust, including the provision of a conference room at the Sub-Administrator's location if SEI 94378v5 21 necessary (in this regard, the Trust's independent auditors shall provide the Sub-Administrator with reasonable notice of any such audit so that (i) the audit will be completed in a timely fashion and (ii) the Sub-Administrator will be able to promptly respond to such information requests without undue disruption of its business); and 31) On a T +2 post-trade basis and based on the information available to the Sub-Administrator, periodically monitor the Funds for compliance with applicable limitations as set forth in the Trust's or any Fund's then current Prospectus or Statement of Additional Information (this provision shall not relieve the Trust's Adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance, including on a pre-trade basis). 32) To the extent required by law for an entity providing the services contemplated by this Agreement, establish procedures pursuant to federal laws and regulations as necessary that designed to monitor for and prevent the use of the Funds for money laundering or other illegal purposes and make appropriate reports to the Trust's Board concerning the foregoing; 33) Provide sub-certifications to the Trust in connection with the certification requirements of the Sarbanes Oxley Act of 2002 with respect to the services provided by the Sub-Administrator; 34) Additional Reports and Services. • Upon reasonable notice and as mutually agreed upon, the Sub-Administrator may provide additional reports upon the request of the Trust or its Adviser, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such report. • Upon reasonable notice and as mutually agreed upon, the Sub-Administrator may provide such additional services with respect to a Fund, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to the provision of such service. *** SEI 94378v5 22

SCHEDULE Ill Administration and Accounting Fee: The following fees are due and payable monthly to Sub-Administrator pursuant to Section 8 of the Agreement. GXMC will be charged the greater of the Asset Based Fee or the Annual Minimum Fee, in each case calculated in the manner set forth below. Asset Based Fees: (calculated and assessed monthly in arrears based on the aggregate net assets of the Trust): the Trust Assets Basis Points First $2 billion in aaareaate net assets 15 Next $2 billion in annreaate net assets 12 Aaoreqate net assets in excess of $4 billion 10 Annual Minimum Fee (calculated and paid on a monthly basis): Annual Minimum Fee Year 1 (includes up to 2 new Funds for a $135,000 total of 2 funds) Year 2 (includes up to 4 new Funds for a $275,000 total of 6 funds) Year 3 (includes up to 6 new Funds for a $375,000 total of 12 fundsJ Minimum Fee commences upon Live Date of each Fund. Each Fund launched in addition to the incremental Funds as set forth on the table above will be subject to an additional annual minimum of $80,000. Out of Pocket Expenses: All reasonable out of pocket expenses (i.e., blue sky fees, fulfilment charges, pricing service fees, postage, registration fees, facsimile and telephone charges) incurred by the Sub-Administrator on behalf of the Trust will be billed to GXMC quarterly in arrears. Change of Terms: This schedule is based upon regulatory requirements and the Trust's requirements as set forth in its Trust Materials as of the Effective Date. Any material change to any of the foregoing, including but not limited to, a material change in the Trust's assets or the investment objective of a Fund will constitute a material change to this Agreement. If such a change occurs, the Sub-Administrator agrees to review the change with representatives of the Trust and GXMC and provide information concerning the feasibility of implementing any additional or enhanced services and associated costs resulting from such change. The parties shall then in good faith agree to mutually agreeable terms applicable to such additional or enhanced service. SEI 94378v5 23

GXMC acknowledges and agrees that Sub-Administrator reserves the right to impose a five percent (5%) per annum surcharge per Fund in the event such Fund has not implemented by the first anniversary of this Agreement an automated trade ticket process with Sub-Administrator to facilitate the orderly and timely processing of transactions, valuations and reconciliations. SEI 94378v5 24

SCHEDULE IV Notice Instruction Form TO WHOM NOTICES SHOULD BE SENT PURSUANT TO SECTION 12.08 OF THE AGREEMENT: Name of Party or Parties: Name of Contact: Address: Telephone No.: Facsimile No.: Email Address: $El 94378v5 ~lobal X Management Company LLC Mr. Bruno del Arna 220 Fifth Avenue, New York, NY 10001 646-691-6583 646-514-5968 bdelama@globalfunds.com 25